UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) May 26, 2021

(Date of earliest event reported) May  25, 2021

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, Pierce H. Norton II, the President and Chief Executive Officer of ONE Gas, Inc. (NYSE: OGS) (the “Company”) notified the board of directors of the Company (the “Board”) of his plan to retire as CEO and as a director of the Board, in each case, effective as of June 27, 2021 (the “Effective Date”). Mr. Norton’s resignation does not result from any disagreement with the Board, including, but not limited to, any disagreement regarding the Company’s operations, policies, or practices. No changes have been made to Mr. Norton’s compensation, and the treatment of his compensation upon his retirement is consistent with prior Company disclosures regarding executive compensation. Mr. Norton has accepted the role as President and CEO of ONEOK, Inc. (NYSE: OKE) to be effective as of June 28, 2021.

The Company and the Board have an established CEO succession planning process which has been ongoing and a continuous part of board oversight. The Board will provide additional details regarding the future leadership structure when available.

In connection with his departure from the Company, Mr. Norton stated, “I am very appreciative to have held the CEO position at this great company. It has been an honor to serve our shareholders, employees, customers, and communities. The executive team has focused on engraining a culture that is built upon our core values and executing our mission, vision and strategies to create a competitive advantage and a sustainable future”.

In connection with Mr. Norton’s departure from the Company, John W. Gibson, the Chairman of the Board, stated: “Both the Company and its Board of Directors express their deepest gratitude to Pierce for his years of dedicated service, not only to the Company, but also to the best interests of our stakeholders and the communities that trust us to deliver safe and reliable natural gas services. I am confident that the value-based culture created in this company will continue to bring benefits to all stakeholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Brian K. Shore
Date: May 26, 2021		Brian K. Shore
Vice President, Associate General Counsel and Secretary